Exhibit 8.1

ZIM - List of Subsidiaries and Entities in which the Company has ownership rights - December 31, 2024
	Name of Subsidiary/Entity	Jurisdiction of Incorporation or Organization
1	Alhoutyam Ltd.	Israel
2	Arebee Star Maritime Agencies Privet Limited	India
3	Assessment Recoveries Limited (ARL)	Jamaica
4	Astrix Ltd.	Seychelles
5	Beit Yacov in the name of Yacov Caspi (deceased) Ltd.	Israel
6	Belstar Denizcilik Ve Tasimacilik Anonim Sirketi	Turkey
7	BMG Insurance Brokers Limited	United Kingdom
8	Britamerica Management Group Inc.	USA
9	Bulk Ocean Transport Inc.	Liberia
10	Bulk Transport Corporation	Liberia
11	Carbon Blue Ltd.	Israel
12	Carib Star Shipping Ltd.	Jamaica
13	Data Science Consulting Group Ltd.	Israel
14	DP World Tarragona S.A., Spain	Spain
15	Etablissement Astarta	Liechtenstein
16	Etablissement Neptune Shipping	Liechtenstein
17	Expanso Forwarding B.V.	Netherlands
18	Gal Marine Ltd.	Israel
19	Global Logistics Solutions Ltd.	St. Lucia
20	Gold Maritime Co. Ltd.	Japan
21	Gold Star Line Ltd. *	Hong Kong
22	Gold Star Lines Ltd. **	Mauritius
23	Gold Star Line (S) Ltd.	Seychelles
24	GSL Africa Limited	Liberia
25	Hellastir Shipping Enterprise Ltd.	Greece
26	Hoopo Systems LTD.	Israel
27	Intermodal Shipping Agencies (Ghana) Ltd.	Ghana
28	Jamaica Container Repair Services Ltd. (JAMCOR)	Jamaica
29	Jamaica International Free Zone Development Ltd.	Jamaica
30	Kastor Holdings Limited	United Kingdom
31	Kastor Services Limited	United Kingdom

32	Kingston Logistics Center Ltd.	Jamaica
33	KLC Panama Logistics S.A.	Panama
34	Lagos & Niger Shipping Agencies Ltd.	Nigeria
35	Laurel Navigation (Mauritius) Ltd.**	Mauritius
36	Liberty Ships Inc.	Liberia
37	Maritime Agencies Ltd.**	Mauritius
38	Marine Mutual Services (Nigeria) Ltd.	Nigeria
39	Marine Shipp Fast (Canada) Inc.	Canada
40	Marine Shipp Fast (Vietnam) Company Limited	Vietnam
41	Marine Shipp Fast China Co. Ltd.	China
42	Marine Shipp Fast Ltd.	Israel
43	Marlin Marine Group Pte. Ltd.	Singapore
44	Newstar Agencies Sdn. Bhd.**	Malaysia
45	Nigerian Star Line Ltd.	Nigeria
46	Ocean Carrier Ltd.**	Seychelles
47	Ocean Navigation Services Ltd.**	Seychelles
48	OGY Docs, Inc.	USA
49	Omega Depot S.L.	Spain
50	Overseas Commerce Ltd.	Israel
51	Overseas Freighters Shipping Inc.	Philippines
52	Pagan Steamship Corp. Ltd.	Bahamas
53	Pickommerce AI Robotics Ltd.	Israel
54	Prime Maritime Services Pte. Ltd.	Singapore
55	PT Star Shipping Indonesia**	Indonesia
56	Qingdao Lu Hai International Logistics Co. Ltd.	China
57	Ramon International Insurance Brokers Ltd.	United Kingdom
58	Ramon Korea Limited	S. Korea
59	SAJE Logistics Infrastructure Limited	Jamaica
60	Sanctuary Insurance Brokers Limited	United Kingdom
61	Searoute Trading Ltd.	Cyprus
62	Seth Shipping Ltd, Mauritius**	Mauritius
63	Seth Shipping (S) Ltd.	Seychelles
64	Shanghai Sino-Star International Shipping Agency Co. Ltd.	China
65	Shoham Maritime Services Ltd.	Israel
66	Sodyo Ltd.	Israel
67	Spin Frame Technologies Ltd.	Israel
68	Star Brasil Servicos Logisticos Ltda.	Brazil

69	Star Lanka Shipping (Private) Ltd.	Sri Lanka
70	Star Logistics Holding Company B.V.	Netherlands
71	Star Shipping Argentina S.A.	Argentine
72	Star Shipping Services (HK) Ltd.	Hong Kong
73	Star Shipping Services (India) Private Ltd.**	India
74	Startrans Internationale Transporte	Germany
75	Stellahaven Expeditiebedrijf N.V.	Belgium
76	Swiflet Ltd.	Seychelles
77	Tan Cang Shipping Warehouse Service Company Ltd.	Vietnam
78	The Maritime Educational & Training Authorities	Israel
79	Trident Shipping Line Ltd.	Bangladesh
80	Ymir International Ltd.	Liberia
81	ZF Charleston Limited	Liberia
82	ZF Charleston LP (Limited Partnership)	Liberia
83	ZF Rotterdam LP (Limited Partnership)	Liberia
84	ZF Shenzhen Limited	Liberia
85	ZF Shenzhen LP (Limited Partnership)	Liberia
86	ZIM (Thailand) Co. Ltd.	Thailand
87	ZIM American Integrated Shipping Services Co. LLC	USA
88	ZIM Antwerp Limited	Liberia
89	ZIM Antwerp LP (Limited Partnership)	Liberia
90	ZIM Asia Limited	Liberia
91	ZIM Asia LP (Limited Partnership)	Liberia
92	ZIM Atlantic Limited	Liberia
93	ZIM Atlantic LP (Limited Partnership)	Liberia
94	ZIM Australia Limited	Liberia
95	ZIM Australia LP (Limited Partnership)	Liberia
96	ZIM Belgium Nv	Belgium
97	ZIM China Limited	Liberia
98	ZIM China LP (Limited Partnership)	Liberia
99	ZIM Do Brasil Ltda.	Brazil
100	ZIM France SAS	France
101	ZIM Germany GmbH & Co. KG	Germany
102	Zim Hai An Joint Venture Company Limited	Vietnam
103	ZIM Iberia Limited	Liberia
104	ZIM Iberia LP (Limited Partnership)	Liberia
105	ZIM Integrated Shipping Agencies (HK) Ltd.	Hong Kong

106	ZIM Integrated Shipping Services (Australia) Pty Ltd.	Australia
107	ZIM Integrated Shipping Services (Canada) Co. Ltd.	Canada
108	ZIM Integrated Shipping Services (China) Co. Ltd.	China
109	ZIM Integrated Shipping Services (India) Private Ltd.	India
110	ZIM Integrated Shipping Services (NZ) Ltd.	New Zealand
111	ZIM Integrated Shipping Services (Taiwan) Co. Ltd.	Taiwan
112	ZIM Integrated Shipping Services (Vietnam) LLC	Vietnam
113	ZIM Integrated Shipping Services Georgia Ltd.	Georgia
114	ZIM Integrated Shipping Services Hellas S.A.	Greece
115	ZIM Integrated Shipping Ukraine Services Ltd.	Ukraine
116	ZIM Israel (M. Dizengoff) Ltd.	Israel
117	ZIM Italia S.r.l.u.	Italy
118	ZIM Japan Ltd.	Japan
119	ZIM Korea Ltd.	Korea
120	ZIM Logistics (China) Co. Ltd.	China
121	ZIM Logistics (HK) Co. Ltd.	Hong Kong
122	ZIM Logistics Canada (Co) Ltd.	Canada
123	ZIM Logistics Global Ltd.	Israel
124	ZIM Logistics S.E.A. Pte. Ltd.	Singapore
125	ZIM Logistics USA, LLC	USA
126	ZIM Logistics Vietnam Co. Ltd.	Vietnam
127	ZIM Mexico Integrated Shipping Services S. de R. L. de C.V.	Mexico
128	ZIM Netherlands B.V.	Netherlands
129	ZIM New Zealand Limited	Liberia
130	ZIM New Zealand LP (Limited Partnership)	Liberia
131	ZIM Ningbo Limited	Liberia
132	ZIM Ningbo LP (Limited Partnership)	Liberia
133	ZIM Pacific Limited	Liberia
134	ZIM Pacific LP (Limited Partnership)	Liberia
135	ZIM Panama S.A	Panama
136	ZIM Poland Sp z.o.o	Poland
137	ZIM Rotterdam Limited	Liberia
138	"ZIM Russia" Closed Joint-Stock Company	Russia
139	ZIM San Diego Limited	Liberia
140	ZIM San Diego LP (Limited Partnership)	Liberia
141	ZIM Singapore PTE Ltd.	Singapore

142	ZIM Tianjin Limited	Liberia
143	ZIM Tianjin LP (Limited Partnership)	Liberia
144	ZIM UK Ltd.	United Kingdom
145	ZIM Venezuela C.A.	Venezuela
146	ZIMARK Ltd.	Israel
147	ZIMrom Shipping S.R.L.	Romania
149	ZLN (India) Private Ltd.	India
148	Ziss Capital S.L.	Spain
150	40Seas LTD.	Israel
* Denotes a wholly-owned “significant subsidiary” of the registrant, as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.
**Held in trust for the benefit of the registrant. The registrant has the right to acquire 100% of such entity’s equity interests in its discretion.